AMENDMENT NO. 2
                                   AND CONSENT
                                       to
                                CREDIT AGREEMENT
                          Dated as of December 21, 1992


             THIS AMENDMENT NO. 2 AND CONSENT ("Amendment") is entered into as of April 24, 1995 by and among Giddings & Lewis, Inc., a Wisconsin corporation, Giddings & Lewis, Ltd., a corporation formed under the laws of the United Kingdom, Giddings & Lewis GmbH, a corporation formed under the laws of the Republic of Germany, and the institutions identified on the signature pages hereof as Agent and Lenders which are signatories hereto. Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement (as defined below).

                       W I T N E S S E T H:

             WHEREAS, the U.S. Borrower, Multicurrency Borrowers, and the Lenders are parties to that certain Credit Agreement dated as of December 21, 1992, as heretofore amended (together with the Exhibits and Schedules thereto, the "Credit Agreement"), pursuant to which the Lenders have agreed to provide certain financial accommodations to the U.S. Borrower and Multicurrency Borrowers;

             WHEREAS, the U.S. Borrower intends to make one or more Investments in a newly formed wholly-owned Subsidiary, Bike Corp., a Wisconsin corporation, ("Bike") for the purpose of enabling Bike to acquire all of the issued and outstanding Capital Stock of Fadal Engineering Company, Inc., a California corporation ("Fadal") as more particularly described in that certain Stock Purchase Agreement dated as of April 24, 1995 to which the Borrower and Bike are parties (the "Purchase Agreement") for a cash purchase price of $150,000,000, subject to post-closing adjustment as more particularly described in the Purchase Agreement;

             WHEREAS, the U.S. Borrower further intends to cause the merger of Fadal with and into Bike, with Bike being the surviving corporation and changing its name to Fadal Engineering, Inc. ("Merger"), upon consummation of the acquisition under the Purchase Agreement;

             WHEREAS, in view of the foregoing, the U.S. Borrower has requested certain consents be provided in accordance with the terms of the Credit Agreement and certain amendments to the Credit Agreement are required to accommodate the transactions contemplated by the Purchase Agreement and in connection with the formation of Bike and the Merger;

             NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

             1. Amendment to Credit Agreement. Effective as of the date first written above upon satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

             1.1 Section 1.01 is amended to (i) delete the definitions of "Funded Debt to Capitalization Ratio" and "Restricted Subsidiaries" in their entirety and substitute the following therefor:

        "Funded Debt to Capitalization Ratio" means, as of any date of determination, the ratio of (i) the sum of (A) the Borrower's consolidated long-term Funded Debt for borrowed money, including the current portion of such long-term Funded Debt, plus (B) to the extent not otherwise included in clause (A) above, the aggregate outstanding principal balance of Advances, Multicurrency Advances, and B Advances plus (C) the aggregate face amount of all letters of credit issued for the account of the U.S. Borrower or any of its Subsidiaries plus
        (D) the aggregate outstanding principal balance of "Advances" and "B Advances" under the 1995 Credit Agreement to (ii) the sum of (X) the amounts determined pursuant to clauses (i) (A), (i)(B), and (i)(D) of this definition, plus (Y) the U.S. Borrower's consolidated stockholders equity.

        "Restricted Subsidiaries" means the Multicurrency Borrowers, Cross & Trecker Corporation, a Michigan corporation, Bike Corp., a Wisconsin corporation, Fadal Engineering Company, Inc., a California corporation, and from and after the Merger becoming effective, Fadal Engineering, Inc., as the surviving entity in the Merger; each of which is a "Restricted Subsidiary".

   (ii) add the following provision at the end of the definition of "Debt":

        "Debt" of the U.S. Borrower and its Subsidiaries shall not include the face amount of letters of credit issued for the account of the U.S. Borrower or any of its Subsidiaries.

   (iii) delete the definition of "Senior Debt" in its entirety, and

   (iv) add the following definitions:

        "Merger" means the merger of Fadal Engineering Company, Inc., a California corporation, with and into Bike Corp., a Wisconsin corporation and wholly-owned Subsidiary of the U.S. Borrower, with Bike Corp. being the surviving entity and changing its corporate name to Fadal Engineering, Inc.


        "1995 Credit Agreement" means that certain Credit Agreement dated as of April 24, 1995, by and among Giddings & Lewis, Inc., the financial institutions from time to time a party thereto as "Lenders" and "Issuing Banks", and Citibank, N.A., as agent, as the same may be amended, restated, supplemented, and extended from time to time.


             1.2 Section 6.01(h) is amended to insert the phrase "any Restricted Subsidiary" after the phrase "either Multicurrency Borrower," in each place it appears in such subsection and to insert the phrase "either Multicurrency Borrower, any Restricted Subsidiary" after the term "U.S. Borrower" when first appearing in the phrase "or the U.S. Borrower or any of the Significant Subsidiaries of the U.S. Borrower" which appears in the final clause of such subsection.


             2. Consents. The Lenders signatory hereto and comprising at least the Majority Lenders hereby consent to:

             2.1 the U.S. Borrower's Investments in Bike to enable Bike to acquire all of the issued and outstanding Capital Stock of Fadal pursuant to the terms of the Purchase Agreement, and

             2.2  following the consummation of the acquisition described in
   Section 2.1, the merger of Fadal with and into Bike, with Bike being the surviving corporation.


             3. Conditions to Effectiveness. The amendments and consents set forth in in Sections 1 and 2 hereof shall become effective as of the date first written above provided that (i) Agent shall have received, on or before April 21, 1995, executed counterparts of this Amendment signed on behalf of the U.S. Borrower, the Multicurrency Borrowers, and Lenders constituting at least the Majority Lenders and (ii) the acquisition contemplated by the Purchase Agreement is consummated on or before April 28, 1995.


             4.  Representations, Warranties and Covenants.

             4.1 The U.S. Borrower hereby represents and warrants that this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the U.S. Borrower and Multicurrency Borrowers and are enforceable against the U.S. Borrower and Multicurrency Borrowers in accordance with their terms.

             4.2 The U.S. Borrower hereby represents and warrants that, before and after giving effect to this Amendment (including, without limitation, the consents set forth in Section 2 above), the consummation of the acquisition described in the Purchase Agreement, and the making of loans and other extensions of credit contemplated by the 1995 Credit Agreement, no Event of Default has occurred and is continuing.

             4.3 The U.S. Borrower hereby reaffirms all agreements, covenants, representations and warranties made in the Credit Agreement, to the extent the same are not amended hereby, and made in the other Loan Documents to which it is a party; and agrees that all such agreements, covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.


             5.  Reference to and Effect on the Credit Agreement.

             5.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

             5.2 Except as specifically amended above, the Credit Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

             5.3 The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or Lenders, nor constitute a waiver of any provision of any of the Loan Documents.

             6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

             7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

             8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

             IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                      GIDDINGS & LEWIS, INC.



                                    By/s/ Douglas E. Barnett
                                      Name:  Douglas E. Barnett
                                      Title: Treasurer


                                      GIDDINGS & LEWIS GmbH



                                    By/s/ Douglas E. Barnett
                                      Name:  Douglas E. Barnett
                                      Title: Treasurer


                                      GIDDINGS & LEWIS, LTD.



                                    By/s/ Douglas E. Barnett
                                      Name:  Douglas E. Barnett
                                      Title: Treasurer

                                      CITIBANK, N.A., as Agent and Lender



                                    By/s/ Gerald Gallucci
                                      Name:  Gerald Gallucci
                                      Title: Vice President


                                      FIRSTAR BANK MILWAUKEE, N.A.



                                    By/s/ Robert A. Flosbach
                                      Name:  Robert A. Flosbach
                                      Title:  Vice President


                                      THE BANK OF NOVA SCOTIA



                                    By/s/ A. S. Norsworthy
                                      Name:  A. S. Norsworthy
                                      Title: Assistant Agent


                                      NORWEST BANK WISCONSIN, NATIONAL
                                      ASSOCIATION



                                    By/s/ Daniel G. Fragrer
                                      Name:  Daniel G. Fragrer
                                      Title: Vice President


                                      COMMERZBANK AKTIENGESELLSCHAFT GRAND
                                      CAYMAN BRANCH



                                    By/s/ Paul Karlin
                                      Name:  Paul Karlin

                                      Title: A.C.


                                    By/s/ Joachim G. Fochs
                                      Name:  Joachim G. Fochs
                                      Title: Executive Vice President

                                      FIRST BANK NATIONAL ASSOCIATION



                                    By/s/ Terese A. Radford
                                      Name:  Terese A. Radford
                                      Title: Commercial Banking Officer


                                      THE NORTHERN TRUST COMPANY



                                    By/s/ Julie J. Wigdale
                                      Name:  Julie J. Wigdale
                                      Title: Vice President